UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2004

Magellan Health Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

16 Munson Road
Farmington, Connecticut	06032
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

Magellan Heath Services, Inc. (the “Company”) is providing supplemental information with respect to the financial results of its segments in 2003.  As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Form 10-K”), which was filed with the Commission on March 30, 2004, in certain limited cases, customer contracts that would otherwise meet the definition of one segment are managed and reported internally in another segment, in which cases the membership and financial results of such contracts are reflected in the segment in which it is reported internally.  Also as disclosed in the Form 10-K, in fiscal 2003, the internal reporting of certain of these contracts was transferred between segments in fiscal 2003 and, accordingly, in the Form 10-K the Company reclassified the 2003 financial results of such contracts into the corresponding segments consistent with its internal reporting.

Attached and incorporated herein by reference as Exhibit 99.1 is the reclassified segment financial results for each of the 2003 quarterly periods to affect for the transfer of contracts in the internal reporting consistent with the reclassified segment financial information for the year ended December 31, 2003 as reported in the Form 10-K.

Item 7. Financial Statements and Exhibits.

(a)  Financial Statements of business acquired:  Not applicable.

(b)  Pro forma financial information:  Not applicable.

(c)  Exhibits:

Exhibit Number	Description
99.1	Fiscal 2003 Segment Financial Results.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Magellan Health Services, Inc. (Registrant)

Date: April 9, 2004	/s/ Mark S. Demilio
Mark S. Demilio
Executive Vice President and Chief Financial Officer